Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings
Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares Intermediate Credit Bond ETF (ISHICRED) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Low Duration Bond Portfolio (BR-LO)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
06-08-2015

Security Type:
BND/CORP


Issuer
Exelon Corporation (2017)

Selling
Underwriter
Goldman, Sachs & Co.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., Goldman, Sachs &
Co., Mizuho Securities USA Inc., BNP
Paribas Securities Corp., Mitsubishi UFJ
Securities (USA), Inc., Scotia Capital
(USA) Inc., Citigroup Global Markets Inc.,
Credit Suisse Securities (USA) LLC, J.P.
Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Wells
Fargo Securities, LLC, RBC Capital
Markets, LLC, U.S. Bancorp Investments,
Inc., BNY Mellon Capital Markets, LLC,
CIBC World Markets Corp., Credit Agricole
Securities (USA) Inc., KeyBanc Capital
Markets Inc., PNC Capital Markets LLC,
SMBC Nikko Securities America, Inc., TD
Securities (USA) LLC, The Williams Capital
Group, L.P., Apto Partners, LLC, Blaylock
Beal Van, LLC, Loop Capital Markets LLC,
Mischler Financial Group, Inc., Siebert
Brandford Shank & Co., L.L.C., The
Huntington Investment Company

Transaction Details

Date of Purchase
06-08-2015


Purchase
Price/Share
(per share / %
of par)
$99.932

Total
Commission,
Spread or
Profit
0.300%


1.	Aggregate Principal Amount Purchased
(a+b)
$25,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$8,120,000

b. Other BlackRock Clients
$16,880,000

2.	Aggregate Principal Amount of
Offering
$550,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.04545


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
06-11-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
06-11-2015

Global Syndicate Team Member













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